UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

JUNIPER NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26339	770422528

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1194 N. Mathilda Avenue
Sunnyvale, California	94089

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (408) 745-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

     As previously disclosed, Juniper Networks, Inc., a Delaware corporation (“Juniper Networks”) entered into an Agreement and Plan of Reorganization dated April 25, 2005 (the “Merger Agreement”), between Juniper Networks, Peribit Networks, Inc., a California corporation (“Peribit”), Blanc Acquisition Corporation, a California corporation and wholly-owned subsidiary of Juniper Networks (“Sub”), and certain other parties, which provides for the merger of Sub with and into Peribit with Peribit to be the surviving corporation (the “Merger”). The Merger closed on July 1, 2005. In connection with the Merger, Juniper Networks will issue 11,336,476 shares of its common stock in exchange for the outstanding shares of capital stock held by Peribit stockholders.

     The shares of Juniper Networks common stock issued in the Merger are issued in reliance on an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended. The availability of the Section 3(a)(10) exemption is based upon the determination by an appropriate governmental authority, after a public hearing at which all interested parties were invited to attend, that the terms and conditions of the issuance of Juniper Networks securities in the Merger are fair. Juniper Networks was issued a permit qualifying the issuance of Juniper Networks securities in the Merger pursuant to Section 25121 of the California Corporate Securities Law of 1968, as amended, following a “fairness hearing” that was conducted by the California Commissioner of Corporations on June 30, 2005.

Item 8.01. Other Events.

     On July 6, 2005, Juniper Networks issued a press release announcing the closing of the Merger with Peribit. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release issued by Juniper Networks, Inc. on July 6, 2005.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER NETWORKS, INC.
Date: July 6, 2005	By:	/s/ Mitchell Gaynor
		Name:	Mitchell Gaynor
		Title:	Vice President and General Counsel

Exhibit Index

99.1	Press Release issued by Juniper Networks, Inc. on July 6, 2005.